UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE A CT OF 1934

Date of report (Date of earliest event reported) June 21, 2007

CrossPoint Energy Company
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-51699	98-0434381
(Commission File Number)	(IRS Employer Identification No.)

2801 Network Blvd., Suite 810
Frisco, Texas	75034
(Address of Principal Executive Offices)	(Zip Code)

(972) 818-1100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 21, 2007, CrossPoint Energy Company (“CrossPoint”) entered into a new Employment Agreement (the “New Agreement”) with Daniel F. Collins, its President and Chief Executive Officer (“Collins”), which replaces the previous employment agreement between CrossPoint and Collins dated November 27, 2006.

Under the New Agreement, Collins will continue his employment as CrossPoint’s President and Chief Executive Officer until his resignation or his termination by CrossPoint’s Board of Directors. Any resignation by Collins or termination of his employment by CrossPoint’s Board of Directors will be effective 30 days after written notice by Collins of his resignation or written notice by the CrossPoint Board of Directors of his termination of employment. Until his employment is terminated pursuant to the New Agreement, Collins will continue to receive his prior base salary and same employee benefits as other CrossPoint employees.

Upon his execution of a release of claims and his reasonable assistance in transitioning of a new President and Chief Executive Officer, if any, Collins will receive the following payments within 10 business days after his termination:

•	If his employment terminates prior to July 31, 2007, one month base salary;

•	If his employment terminates on or after July 31, 2007 and prior to August 31, 2007, two months base salary; and

•	If his employment terminates on or after August 31, 2007, three months base salary.

The New Agreement is attached hereto as Exhibit 10.1 and incorporated herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Agreement dated June 21, 2007 between CrossPoint Energy Company and Daniel F. Collins

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSPOINT ENERGY COMPANY

Date: June 26, 2007	By:	/s/ Daniel F. Collins
Daniel F. Collins
President

EXHIBITS INDEX

Exhibit No.	Description
10.1	Agreement dated June 21, 2007 between CrossPoint Energy Company and Daniel F. Collins.